Exhibit 32



                           Section 1350 Certifications

         Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of TransNet Corporation (the "Company") hereby certify to such officer's knowledge that:

     1. The Quarterly Report on Form 10-Q of the Company for the fiscal period ended December 31, 2006, fully complies with the requirements of
         Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Form 10-Q fairly presents, in all material respects, the financial conditions and results of operations of the Company.





     /s/ Steven J. Wilk
     -------------------------------
     Steven J. Wilk
     Chief Executive Officer

     Date: February 12, 2007


     /s/ John J. Wilk
     -------------------------------
     John J. Wilk
     Chief Financial Officer

     Date: February 12, 2007